UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2007

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27432	06-1393453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 702, 300 Atlantic Street, Stamford, CT	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 327-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 2, 2007, Clean Diesel Technologies, Inc. (the “Company”) sold shares of its common stock, $0.01 par value, upon the exercise of warrants.  The Company received gross proceeds of $7,113,719.35 from the exercise of warrants to acquire seven-hundred nine thousand, three-hundred eighty-three (709,383) of the Company’s common shares.  The proceeds will be used for general corporate purposes.  The warrants were exercised by 35 investors (31 non-U.S. investors and 4 U.S. investors).

The warrants exercised included 699,883 of the Company’s Class A Warrants and 9,500 of the Company’s Class B Warrants.  The Class A Warrants expired on July 2, 2007 and were exercisable at a price of $10.00 per share (price adjusted for the reverse split effected on June 15, 2007).  The Class B Warrants expire on December 29, 2007 and are exercisable at a price of $12.50 per share (price adjusted for the reverse split effected on June 15, 2007).

In connection with the exercise of the warrants, the Company incurred expenses including commissions to the placement agent of approximately $250,000.

These private placements qualified for the exemptions from registration under the Securities Act of 1933, as amended, (the “Act”) afforded by Regulation S and Regulation D under the Act.  Of the total shares sold, 678,085 were sold to offshore investors, and in connection therewith, the Company claims the exemption from registration provided by Regulation S of the Act.  Of the total shares sold, 31,298 were sold to investors in the United States, and in connection therewith, the Company claims the exemption from registration provided by Regulation D of the Act.  Directors and senior management invested $71,337 for a total of 7,133 common shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.

By:	/S/ Ann B. Ruple
Ann B. Ruple
Its: Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

Dated: July 9, 2007

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